UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 11, 2018

Lakeland Financial Corporation
(Exact name of registrant as specified in its charter)

Indiana	000-11487	35-1559596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 East Center Street
Warsaw, Indiana  46581-1387
(Address of principal executive offices, including zip code)

(574) 267-6144
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
 Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 11, 2018, Lakeland Financial Corporation issued a press release announcing that Darrianne P. Christian has been appointed to the Boards of Directors of Lakeland Financial Corporation and Lake City Bank.  Ms. Christian will serve an initial term as director of Lakeland Financial Corporation that will expire at the annual meeting of the stockholders to be held in 2019, at which time it is expected that she will be nominated for a one-year term.  She will serve on Lake City Bank's Corporate Risk Committee.  There are no other arrangements or understandings between Ms. Christian and any other person pursuant to which Ms. Christian was selected as a director.  The news release is attached as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.
On October 11, 2018, the Company and the Bank issued a press release announcing Ms. Christian's appointment.  A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release issued by Lakeland Financial Corporation and Lake City Bank on October 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated: October 11, 2018	By: /s/Lisa M. O'Neill
                 Lisa M. O'Neill
                 Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Lakeland Financial Corporation and Lake City Bank on October 11, 2018.